
                                                                                          Exhibit 99

                                         TXU ELECTRIC DELIVERY COMPANY
                                  CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                                  (Unaudited)

                                                                                     Twelve Months
                                                                                         Ended
                                                                                     June 30, 2004
                                                                                 --------------------
                                                                                 (millions of dollars)

         Operating revenues:
            Affiliated..................................................                 $1,444
            Nonaffiliated ..............................................                    691
                                                                                          -----
                Total operating revenues................................                  2,135

         Operating  expenses:
            Operation and maintenance...................................                    796
            Depreciation and amortization...............................                    331
            Income taxes................................................                    113
            Taxes, other than income....................................                    375
                                                                                          -----
                Total operating expenses................................                  1,615
                                                                                          -----

         Operating income ..............................................                    520

         Other income and deductions:
            Other income................................................                      8
            Other deductions............................................                     21
            Nonoperating income taxes...................................                     11

         Interest income................................................                     48

         Interest expense and related charges...........................                    286
                                                                                          -----

         Income before extraordinary gain...............................                    258

         Extraordinary gain, net of tax.................................                     16
                                                                                          -----

         Net income.....................................................                  $ 274
                                                                                          =====